UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2006

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 1, 2006, Harrah’s Entertainment, Inc. (the “Company”) announced that Charles L. Atwood had been elected Vice Chairman of the Board of Directors and that Jonathan S. Halkyard had been appointed to succeed Mr. Atwood as Chief Financial Officer while retaining his positions as Senior Vice President and Treasurer.  The text of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Mr. Atwood, 57, has been a director of the Company since July 2005 and had been its Chief Financial Officer since 2001.  He was Treasurer from October 1996 to November 2003.  Mr. Atwood also serves as a director of Equity Residential.

Mr. Halkyard, 41, has been Senior Vice President of the Company since July 2005 and Treasurer since November 2003.  He was a Vice President of the Company from November 2002 to November 2003.  He was Assistant General Manager of the Company’s Harrah’s Las Vegas property from May 2002 to November 2002 and was Vice President and Assistant General Manager of Harrah’s Lake Tahoe from September 2001 to May 2002.

Messrs. Atwood and Halkyard continue to be employed pursuant to the terms of employment agreements with Harrah’s Operating Company, Inc. effective as of January 25, 2006 and January 21, 2004, respectively.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is being filed herewith:

99.1                           Text of press release, dated August 1, 2006, of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: August 4, 2006	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Text of press release, dated August 1, 2006, of the Registrant.